EXH. 99.11

                      [MORRISON & FOERSTER LLP LETTERHEAD]

                                 April 30, 1999





Nations Institutional Reserves
One Bank of America Plaza
Charlotte, NC  28255

        Re: Units of Beneficial Interest of Nations Institutional Reserves

Ladies/Gentlemen:

        We refer to the Registration Statement on Form N-14 (the "Registration Statement") of Nations Institutional Reserves ("Reserves") relating to the registration of an indefinite number of units of beneficial interest (the "Shares"), of certain Funds of Reserves (the "Funds").

        We have been requested by Reserves to furnish this opinion as Exhibit 11 to the Registration Statement.

        We have examined documents relating to the organization of Reserves and the authorization and issuance of the Shares. We have also made such inquiries of Reserves and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

        Based upon and subject to the foregoing, we are of the opinion that:

        The issuance of the Shares by Reserves has been duly and validly authorized by all appropriate action and, assuming delivery in accordance with the description set forth in the Combined Proxy Statement/Prospectus included in the Registration Statement, the Shares will be legally issued, fully paid and nonassessable by Reserves.

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Nations Institutional Reserves
April 30, 1999
Page Two



        We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

        In addition, we hereby consent to the use of our name and to the description of advice rendered by our firm under the headings "The Consolidation--Federal Income Tax Considerations" in the Combined Proxy Statement/Prospectus, under the heading "How The Funds Are Managed" in the Prospectuses, and under the heading "Counsel" in the Statement of Additional Information, which are incorporated by reference into the Registration Statement.



                                            Very truly yours,

                                            /s/ MORRISON & FOERSTER LLP

                                            MORRISON & FOERSTER LLP